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                    Selected Dealer Agreement

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RE:  Grand Prix Funds, Inc.

Ladies and Gentlemen:

     As the principal underwriter of shares in registered investment companies managed by Target Investors, Inc., we invite you to participate as principal in the distribution of one or more series and classes of the shares of Grand Prix Funds, Inc., a Maryland corporation ("Fund" or "Funds"), upon the following terms and conditions:

     1. You will offer and sell shares only at the public offering prices that are currently in effect, in accordance with the terms of the then current prospectus of the Fund. You agree to act only as principal in such transactions and have no authority to act as agent for the Funds, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

     2. Upon each purchase of shares by you from us, the total sales charges and discount to selected dealers shall be as stated in each Fund's then current prospectus. Such sales charges and discount to selected dealers are subject to waiver or reduction under a variety of circumstances as described in each Fund's then current prospectus. To obtain a waiver or reduction, we must be satisfactorily informed at the time a qualifying purchase occurs.

     3. As a selected dealer, you are authorized to place orders directly with the Funds for their shares to be sold by us to you subject to the applicable terms and conditions governing the placement of orders set forth in the Distribution Agreement between each Fund and us and further subject to the applicable compensation provisions set forth in each Fund's then current prospectus. You may tender shares directly to the Funds or their transfer agent for redemption.

     4. Redemption and repurchase of shares will be made at the net asset value of such shares in accordance with the then current prospectus of the Fund.

     5. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (NASD), and are therefore subject to the Rules of the NASD.

     6. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of the NASD, which shall control any provisions to the contrary in this Agreement.

     7. In addition to the other provisions in this Agreement, you expressly agree:

          (a) to purchase shares from us only for the purpose of covering purchase orders previously received or for your own bona fide investment;

          (b) that you will not purchase any shares from your customers at a price lower than the redemption or repurchase price next quoted by the Fund;

          (c) that you will not withhold placing customers' orders so as to profit as a result of such withholding; and

          (d) that if any shares confirmed to you hereunder are redeemed or repurchased by a Fund within thirty business days after such confirmation of your original order, you will refund to us the full discount reallowed to you on such sale. We or a paying agent appointed by us, will pay to the appropriate Fund our share of the charge on the original sale and will also pay to such Fund the refund from you as herein provided.

     8. We accept no conditional orders for shares. Shares purchased shall be issued only against receipt of the purchase price, subject to deduction for the discount reallowed to you and our portion of the sales charge on such sale. If payment for the shares purchased is not received within the time customary for such payment, the sale may be canceled without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payment as aforesaid) or, at our option, we may sell the shares ordered back to the Fund (in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid).

     9. You will offer and sell shares in compliance with applicable federal and state securities laws. You will furnish to each person to whom any such offer or sale is made a copy of the then current prospectus for the Fund, and, with respect to persons who purchase shares, you agree to deliver to such purchasers copies of each Fund's annual and interim reports and proxy solicitation materials. We shall be under no liability to you except for obligations expressly assumed by us in this Agreement. Nothing herein contained shall be deemed to be a condition, stipulation, or provision binding any persons acquiring any security to waive compliance with any applicable provision of federal or state securities law.

     10. No person is authorized to make any representations concerning shares of the Funds except those contained in the current prospectus and printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply reasonable quantities of prospectuses, supplemental sale literature, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds unless approved in writing by us in advance of such use. Any printed information furnished by us other than the current prospectus for each Fund, periodic reports, and proxy solicitation materials, if any, are our sole responsibility and not the responsibility of the Fund. You agree that each Fund shall have no liability to you unless expressly assumed otherwise. All expenses incurred by you under this Agreement shall be borne by you.

     11.  Neither of us shall be liable to the other except for
(1) acts or failures to act which constitute a lack of good faith or negligence and (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, we shall have the right to manage our own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

     12. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or was received by the other party at its address as shown in this Agreement. This Agreement may be amended by us at any time, and your placing of an order after the effective date of any such amendment constitutes your acceptance thereof.

     13. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

     Firm:         _____________________
     Address:      _____________________
     Suite/Floor:  _____________________
     City, State:  _____________________
     Telephone:    _____________________
     Facsimile:    _____________________
     Attention:    _____________________

     14. This Agreement constitutes the entire agreement between us and shall not be assignable by you. It shall be construed in accordance with the laws of the State of Connecticut and shall be binding upon both parties when signed by us and accepted by you in the space provided below. Please return one signed copy of this Agreement.

                              Sincerely yours,
                              T.O. RICHARDSON SECURITIES, INC.


                              By:_________________________
                                 ___________, Authorized Signer
Accepted:  company
     By: __________________   Date:_______________________
         Authorized Signer

     Date:_________________